Exhibit 99.1

FOR MORE INFORMATION:	Company Contact:
Jill Blumhoff
Chief Financial Officer &
Vice President of Finance
Phone: 765.497.8381
jblumhoff@BASinc.com

BASi Reports Third Quarter Results with Revenue Gains

WEST LAFAYETTE, IN, August 14, 2018 – Bioanalytical Systems, Inc. (NASDAQ:BASI) (“BASi”, the “Company”, “We” or “Our”) today announced financial results for the third quarter and first nine months of fiscal 2018.

During the third quarter of fiscal 2018, BASi negotiated the acquisition of Seventh Wave Laboratories LLC, adding to the Company’s foundation for growth, completed the planning and obtained permits for the announced expansion and upgrade of its Mt. Vernon Preclinical Services facility, added to its management and leadership team, and made additional capital investments in its laboratory, computer equipment and infrastructure. The transaction with Seventh Wave Laboratories closed on July 2, 2018.

Jill Blumhoff, BASi’s Vice President of Finance and Chief Financial Officer commented, “We are very pleased to report revenue growth during the third quarter of fiscal 2018 as compared to the third quarter of fiscal 2017, and to see encouraging results from our growth initiatives, further setting the foundation for growth in the future. Our earnings were negatively impacted by over $210,000 in one-time costs for retirement and recruiting as well as due diligence expenses related to the newly announced acquisition of Seventh Wave Laboratories LLC’s operations; however, we believe these investments will positively impact future results. With these investments combined with the capital investments to improve our laboratory and computer equipment and infrastructure, we ended the current quarter with a zero balance on our line of credit.”

Ms. Blumhoff continued, “We are very excited about the opportunity to integrate the talent and expertise of Seventh Wave. Through the acquisition, we have expanded our service offerings and can reach nearly double the clients for our services. Our cultures are similar and we expect to continue to deliver high quality service to our expanded client base. Combined with the initiatives currently in process, including the expansion of our preclinical services facilities and the investment in new product development, the addition of Seventh Wave helps further provide the foundation for future growth.

We remain encouraged by our results and recent events thanks, as always, to the outstanding work from our dedicated employees at all sites. They provide the foundation from which we can build the future. With continued support from our board members and shareholders, we will continue to execute on our initiatives aimed at consistent growth in revenue and profitability,” Ms. Blumhoff concluded.

Third Quarter Results

For the quarter, revenue amounted to $6,039,000, a 4% increase from $5,836,000 in the third quarter of fiscal 2017. Revenue growth was driven by increased sales in the Products segment offset in part by a slight decrease in revenue reported in the Services segment. As described below, the transaction with Seventh Wave Laboratories announced last month closed on July 2, 2018. Consequently, Seventh Wave operations did not contribute to the reported financial results in the third quarter.

Net loss for the third quarter of fiscal 2018 amounted to $75,000, or $0.01 per diluted share, compared to net income of $221,000, or $0.03 per diluted share for the third quarter of fiscal 2017. One-time expenses related to recruiting, retirement, relocation and acquisition-related due diligence and transaction costs were approximately $210,000. Net income and earnings per share were also impacted by a less favorable mix of studies in the third quarter, lower archive revenues, and higher operating costs including new product development expenses and higher stock option expense attributable to the grants of options to our directors and certain employees in October 2017.

Adjusted EBITDA for the third quarter of fiscal 2018, amounted to $376,000, compared to Adjusted EBITDA for the third quarter of fiscal 2017 of $734,000.

Third Quarter Segment Results

Service revenue for the third quarter of fiscal 2018 decreased 2% to $4,866,000 compared to $4,954,000 for the same period in fiscal 2017. Preclinical services revenues and bioanalytical revenues increased $204 and $30, respectively, due to a more favorable mix of studies in the third quarter of fiscal 2018. Other laboratory services revenues were negatively impacted by lower pharmaceutical analysis and archive revenues, which impact was partially offset by higher discovery services revenues in the third quarter of fiscal 2018 versus the comparable period in fiscal 2017.

Cost of Service revenue as a percentage of Service revenue increased to 75.7% during the third quarter of fiscal 2018 from 66.8% in the comparable period in fiscal 2017. The principal cause of this increase was the decrease in revenues, which led to lower absorption of the fixed costs in our Service segment, specifically the decline in archive and pharmaceutical analysis revenues which carry higher margins.

Sales in our Products segment increased 33% in the third quarter of fiscal 2018 from $882,000 to $1,173,000 when compared to the same period in the prior fiscal year. The majority of the increase stems from an increase in sales of our Culex automated in vivo sampling systems and related consumables in the third quarter of fiscal 2018. Increased sales of our analytical instruments and PalmSens instruments also contributed to the increase.

Cost of Products revenue as a percentage of Products revenue in the third quarter of fiscal 2018 decreased to 62.3% from 67.7% in the comparable prior-year period. This decrease is mainly due to the mix of product sales during the third quarter of fiscal 2018, principally higher sales of the Culex automated in vivo sampling system, which carry higher margins.

First Nine Months’ Results

For the nine months ended June 30, 2018, revenue amounted to $17,360,000 a 6% decrease from $18,369,000 for the nine months ended June 30, 2017. Revenue decreases were reported by both business segments. An unfavorable mix of studies and fewer samples received and analyzed in our Services segment and lower sales of our Culex automated in vivo sampling systems in our Products segment contributed to the decreases.

Net income amounted to $6,000, or $0.00 per diluted share, for the first nine months of fiscal 2018 compared to $655,000, or $0.08 per diluted share, for the first nine months of fiscal 2017. The lower net income and earnings per share were driven primarily by the lower revenues, an unfavorable change in sales mix and higher operating costs. The increase in operating costs reflects expenditures related to new product development, as well as employee search fees, due diligence costs, relocation costs and increased stock option expense attributable to the grants of options to our directors and certain employees in October 2017. These factors were partially offset by lower consulting costs and lower salaries and benefits expense attributable to severance expense related to the separation of our former Chief Executive Officer incurred during the first quarter of fiscal 2017, which we did not incur in the fiscal 2018 period.

Adjusted EBITDA was $1,345,000 for the first nine months of fiscal 2018, compared to Adjusted EBITDA of $2,151,000 for the first nine months of fiscal 2017.

First Nine Months’ Segment Results

Service revenue decreased 5% in the nine months ended June 30, 2018, to $14,421,000 from $15,180,000 in the first nine months of fiscal 2017. Preclinical services revenues decreased slightly due to an unfavorable mix of studies in the first quarter of fiscal 2018, partially offset by more favorable mix in both the second and third quarters of fiscal 2018. Bioanalytical analysis revenues decreased due to fewer samples received and analyzed in the first nine months of fiscal 2018 in addition to an unfavorable mix favoring method development and validation projects during this time period. Other laboratory services revenues were negatively impacted by lower discovery services and archive revenues, which were partially offset by higher pharmaceutical analysis revenues in the first nine months of fiscal 2018 versus the comparable period in fiscal 2017.

Cost of Service revenue as a percentage of Service revenue increased to 73.6% during the first nine months of fiscal 2018 from 69.9% in the comparable period last fiscal year. The principal cause of this increase was the decrease in revenues, which led to lower absorption of the fixed costs in our Service segment, specifically the decline in archiving revenues which carry higher margins. A significant portion of our costs of productive capacity in the Service segment are fixed. Thus, decreases in revenues lead to increases in costs as a percentage of revenue.

Sales in our Products segment decreased 8% in the nine months ended June 30, 2018, from $3,189,000 to $2,939,000 when compared to the same period in the prior fiscal year. The majority of the decrease stems from lower sales of our Culex automated in vivo sampling systems during the first and second quarters, partially offset by an increase in sales of our analytical instruments, over the same period in the prior fiscal year.

Cost of Product revenue as a percentage of Product revenue in the first nine months of fiscal 2018 increased to 61.1% from 60.6% in the comparable prior year period. This increase is mainly due to a change in the mix of products sold in the first nine months of fiscal 2018, mainly due to lower sales of the Culex automated in vivo sampling systems, as well as slightly higher material costs.

Cash Provided by Operating Activities

Cash provided by operating activities was $2,210,000 for the first nine months of fiscal 2018 compared to $1,250,000 for the first nine months of fiscal 2017.

The Company had $1,458,000 in cash and cash equivalents and $2,000,000 available on its line of credit as of June 30, 2018.  During the first nine months of fiscal 2018, cash from operations funded capital expenditures for laboratory equipment and building improvements as well as computer equipment and software of approximately $924,000.

Acquisition and Amendment to Credit Arrangements

On July 2, 2018, the Company acquired substantially all of the assets of Seventh Wave Laboratories LLC, a consulting-based contract research laboratory located in Maryland Heights, Missouri, providing integrated services for discovery and preclinical drug development, under the terms and conditions of an Asset Purchase Agreement. The consideration for the acquisition consisted of $7,000,000 in cash, subject to certain adjustments, and 1,500,000 of the Company’s common shares. The Company funded the cash portion of the purchase price for the acquisition with cash on hand and the net proceeds from the refinancing of its credit arrangements with First Internet Bank (“FIB”).

In connection with the acquisition, the Company and FIB amended the Company’s credit agreement to provide an additional term loan in the amount of $5,500,000, the proceeds of which were used to fund a portion of the cash consideration for the acquisition, and increase the Company’s revolving line of credit from $2,000,000 to $3,500,000. The additional term loan bears interest at a fixed rate of 5.06%, with monthly principal and interest payments of approximately $78,000. The additional term loan and revolving line of credit mature July 2, 2023, and June 30, 2019, respectively.

Non-GAAP to GAAP Reconciliation

This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). The non-GAAP financial measures are Adjusted EBITDA for the three and nine month periods ended June 30, 2017 and 2018. Adjusted EBITDA as reported herein refers to a financial performance measure that excludes income statement line items interest expense and income taxes (benefit) expense, as well as non-cash charges for depreciation and amortization and stock option (benefit) expense.

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that Adjusted EBITDA, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of the Company’s results and may facilitate a fuller analysis of the Company’s results, particularly in evaluating performance from one period to another.

Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of results and to illustrate the results giving effect to the non-GAAP adjustments shown in the reconciliation. Management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About Bioanalytical Systems, Inc.

BASi is a pharmaceutical development company providing contract research services and monitoring instruments to the world’s leading drug development companies and medical research organizations. The Company focuses on developing innovative services and products that increase efficiency and reduce the cost of taking a new drug to market. Visit www.BASinc.com for more information about BASi.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to our financial condition, changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry standards and regulatory standards, and various market and operating risks detailed in the Company’s filings with the Securities and Exchange Commission. BASi assumes no obligation to update any forward-looking statement except as may be required by law. Actual results may vary, and could differ materially, from those anticipated, estimated, projected or expected in these forward-looking statements for a number of reasons, including, among others, the risk factors disclosed in the Company’s most recent Annual Report, as filed, with the Securities and Exchange Commission.

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(SEE BELOW FOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS)

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017

Service revenue	$4,866	$4,954	$14,421	$15,180
Product revenue	1,173	882	2,939	3,189
Total revenue	6,039	5,836	17,360	18,369

Cost of service revenue	3,684	3,308	10,619	10,604
Cost of product revenue	730	597	1,795	1,932
Total cost of revenue	4,414	3,905	12,414	12,536

Gross profit	1,625	1,931	4,946	5,833
Operating expenses:
Selling	320	229	917	808
Research and development	142	127	430	340
General and administrative	1,195	1,238	3,510	3,699
Total operating expenses	1,657	1,594	4,857	4,847

Operating income (loss)	(32)	337	89	986

Interest expense	(49)	(112)	(149)	(322)
Other income	1	2	5	4
Net income (loss) before income taxes	(80)	227	(55)	668

Income taxes (benefit) expense	(5)	6	(61)	13

Net income (loss)	$(75)	$221	6	$655

Other comprehensive income:	—	6	—	35

Comprehensive income (loss)	$(75)	$227	$6	$690

Basic net income (loss) per share	$(0.01)	$0.03	$0.00	$0.08
Diluted net income (loss) per share	$(0.01)	$0.03	$0.00	$0.08

Weighted common shares outstanding:
Basic	8,273	8,216	8,274	8,157
Diluted	8,273	8,748	8,652	8,720

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2018	September 30, 2017
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$1,458	$434
Accounts receivable
Trade, net of allowance of $1,984 at June 30, 2018 and $2,404 at September 30, 2017	3,206	2,530
Unbilled revenues and other	447	615
Inventories, net	964	913
Prepaid expenses	503	814
Total current assets	6,578	5,306

Property and equipment, net	14,745	14,965
Lease rent receivable	108	87
Deferred tax asset	67	—
Goodwill	38	38
Other assets	17	21
Total assets	$21,553	$20,417

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$2,087	$2,052
Restructuring liability	1,117	1,117
Accrued expenses	1,065	1,202
Customer advances	4,386	2,980
Income taxes payable	—	20
Current portion of capital lease obligation	102	128
Current portion of long-term debt	230	224
Total current liabilities	8,987	7,723
Capital lease obligation, less current portion	—	69
Long-term debt, less current portion, net of debt issuance costs	3,995	4,158
Total liabilities	12,982	11,950

Shareholders’ equity:
Preferred shares, authorized 1,000,000 shares, no par value:
35 Series A shares at $1,000 stated value issued and outstanding at June 30, 2018 and 1,035 at September 30, 2017	35	1,035
Common shares, no par value:
Authorized 19,000,000 shares; 8,745,277 issued and outstanding at June 30, 2018 and 8,243,896 at September 30, 2017	2,148	2,023
Additional paid-in capital	22,425	21,446
Accumulated deficit	(16,037)	(16,037)
Total shareholders’ equity	8,571	8,467
Total liabilities and shareholders’ equity	$21,553	$20,417

BIOANALYTICAL SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

(In thousands)

(Unaudited)

		Three Months Ended		Nine Months Ended
		June 30,		June 30,
		2018	2017	2018	2017

GAAP Net income (loss)		$(75)	$221	$6	$655

Add back:	Interest expense	49	112	149	322
	Income taxes (benefit) expense	(5)	6	(61)	13
	Depreciation and amortization	374	390	1,149	1,147
	Stock option (benefit) expense	33	6	102	13

Adjusted EBITDA		$376	$734	$1,345	$2,151

Adjusted EBITDA - Earnings before interest expense, income taxes (benefit) expense, depreciation and amortization and stock option (benefit) expense.